SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 of 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 22, 2003



                          SOUTHBORROUGH VENTURES, INC.
                          ----------------------------
       (Exact name of registrant as specified in its charter, as amended)




         Nevada                    000-33127                   98-0339467
         ------                    ---------                   ----------
(State of incorporation)   (Commission File Number)    (IRS Employer ID number)



             12933 W. Eight Mile Road
                Detroit, Michigan                                 48235
                -----------------                                 -----
      (Address of principal executive offices)                 (Zip Code)


                                 (734) 302-8708
                                 --------------
              (Registrant's telephone number, including area code)

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Item 1. Changes in Control of Registrant.

     On February 28, 2003, a definitive Agreement and Plan of Reorganization was signed by and among the Company, AmeriChip Ventures, Inc. ("AVI") and the shareholders of AVI (the "Reorganization Agreement"). On March 22, 2003, the Company closed on the subject Reorganization Agreement and AVI became a wholly-owned subsidiary of the Company.

     The Reorganization Agreement provided for tax-free exchange of stock pursuant to the provisions of 368(a)(1)(B) of the Internal Revenue Code. Accordingly, the Company has acquired all of the issued and outstanding shares of AmeriChip Ventures, Inc. ("AVI"), a Michigan corporation, in exchange for 60,000,000 shares of the Company's common stock. The 60,000,000 shares of the Company's common stock represents approximately 75% of the Company's issued and outstanding common stock, thus giving the three (3) AVI shareholders control of the Company.

     At the closing, the Company's existing directors resigned and David Howard, Marc Walther and Edward Rutkowski were appointed as the new directors of the Company. Prior to the replacement of the members of the Board of Directors, the Company provided a written Information Statement to shareholders advising them of the forthcoming replacement of directors occurring in connection with the Reorganization Agreement.

     The following table sets forth, as of March 31, 2003, the ownership of the Company's Common Stock by (i) each director of the Company; (ii) each of the executive officers of the Company; and (iii) all directors and executive officers as a group:

Name and Address of               Amount and Nature of      Percentage
Beneficial Owner                  Beneficial Owner          Of Class
----------------                  ----------------          --------

David Howard                      20,000,000                25%
3616 W. Huron River Drive
Ann Arbor, MI 48103

Marc Walther                      20,000,000                25%
169096 Kenneth Drive
Macomb, MI 48004

Edward Rutkowski                  20,000,000                25%
47781 Robins Nest Drive
Shelby TWP, MI 48315

All officers and directors, as
a group (3 persons)               60,000,000                75%

----------

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

     As noted by the foregoing, the former shareholders of AmeriChip Ventures, Inc. now own approximately 75% of the Company's outstanding common stock while the prior Company shareholders retain approximately 25% of the Company's current outstanding stock. No other shareholders own 5% or more of the Company except for John Taylor, former officer and director, who continues to own 6,000,000 shares, or approximately 7.5% of the Company.

Item 2. Acquisition or Disposition of Assets.

     On March 22, 2003, the Company completed the acquisition of all of the 225,000 issued and outstanding shares of AmeriChip Ventures, Inc., a Michigan corporation, in exchange for the issuance of 60,000,000 shares of the common stock of the Company. As a result of this exchange, AmeriChip Ventures, Inc. is now a wholly-owned subsidiary of the Company.

     The foregoing summary of the share exchange is qualified by reference to the complete text of the Agreement and Plan of Reorganization which is filed as an exhibit hereto, and incorporated herein by this reference.

Item 5. Other Events.

     The Company is still awaiting the receipt of the geologic report from Mr. Ostler which assesses and analyzes the mineral exploration work completed to date.

     As noted in our recently filed Form 10-KSB, the Company stated its intent to pursue potential business opportunities. A summary of the business opportunity arising from the transaction by which AmeriChip Ventures, Inc. became a wholly-owned subsidiary of the Company is set forth below.

             AmeriChip Ventures, Inc. - Description of the Business

     AmeriChip Ventures, Inc. ("AVI"), a Michigan corporation formed in January, 2003, owns at least 80% of the issued common stock of AmeriChip, Inc. and is licensed by AmeriChip, Inc. to implement its patented Laser Assisted Chip Control process. Both AVI and AmeriChip, Inc. are development stage companies whose businesses have produced no revenues to date.

Patented Chip Control Process

     AmerChip, Inc. is the owner of the rights and interests in certain inventions forming the subject matter of United States Letters Patent Nos. 5,200,593 and 5,384,446 in the name of Edward Rutkowski, entitled "Method for controlling length of metal chips," granted on April 6, 1993 and January 24, 1995, respectively. AmerChip, Inc. has granted AVI the exclusive license to make, use and sell products covered by the foregoing patents in the United States and its territories.

     The patented process seeks to solve the creation and subsequent handling of long stringy metal "chips" which have been a long-standing problem in the machining industry. The problem with chips was amplified with the advent of highly automated machine tools in the late 80's and early 90's. The chips

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created by a cutting tool in shaving a piece of metal to specific standards form long winding shards that wrap around cutting tools or the machine which can degrade the operation or cause damage, thereby halting production for chip removal. Use of chip breaking grooves on machined parts has resulted in heat retention problems that necessitates use of coolants which are expensive, messy and can present a workplace hazard. In the AmeriChip process, a laser cut groove is created so that chips are kept small avoiding the stringy characteristic and no coolant is required. Thus, the patented Laser Assisted Chip Control process can provide substantial benefits and cost savings as follows:

     o Reduction in down time which would otherwise occur due to stopping the machining process to remove chips that clog parts, tools and the machine base.
     o Elimination of coolant requirements and the costs associated with handling and disposing of the coolant.
     o    Avoids damage to machining equipment.
     o    Enhance safety in the workplace.
     o Improves productivity with greater use of automated machinery and robotics.
     o    Lowers costs of production.

Markets for Product.

     Any industry that has large chip producing machined processes can benefit from the patented Laser Assisted Chip Control process. Among the industries that have been identified are the automotive industry, the off-road markets, oil and pipe fabrication and the aerospace markets.

     AVI will initially concentrate on the automotive industry because of research, development and testing conducted over the last two years with facilities producing axles, drive shafts and transmission parts. The primary objective of the tests conducted were to refine application techniques, broaden the scope of potential applications and obtain acceptance and approval from the manufacturer to use the patented laser process on its automotive products. Based on trial production runs, it is estimated that AVI can process one axle tub every 15 seconds; one stem pinion every 21 seconds and one axle shaft every 45 seconds. Cost savings of at least 50% have been achieved during production trials. Thus, AVI has been granted concept approval by a large Tier One auto maker and, having satisfactorily conducted a three stage trial process to verify the measurement of savings, is in "implement ready stage" to supply major auto manufacturers.

Production Facilities and Equipment.

     The Company intends to lease at least a 40,000 square foot commercial building for AVI's use as its proposed production facility. This facility will be organized into an approximate 10,000 square foot area for storing castings and processed parts and the remaining 30,000 square feet will consist of three separate production lines which implement the patented laser process on the customer castings. Each customer will deliver castings to the facility and retrieve the laser processed parts for return to its own manufacturing plant. Thus, AVI will not maintain any inventory or materials for use in the patented laser process. The three production lines envisioned will each be enclosed in green glass with the necessary lasers, robots and transfer equipment to handle and process a separate customer part, e.g., one area for processing stem pinions (a transmission part), one area for processing axles shafts.

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     A suitable building has been tentatively identified which has 11 loading bays and is within 20 minutes of the Metro Detroit Airport and the headquarters of certain automobile part manufacturers who have expressed interest in utilizing the patented laser process. It is anticipated that the rent will be based on a $3.00 per square foot charge and that deposits for utilities and phones will be required.

     It is contemplated that the laser equipment, robot and transfer equipment will be purchased from GSI Lumonics, Inc., a company which supplies laser-based advanced manufacturing systems, subsystems and components for use in industrial manufacturing markets including the automobile industry. It is anticipated that GSI Lumonics, Inc. will become the exclusive supplier of the laser and related equipment that will be used by AVI in its business of providing patented laser process services to automobile industry customers.

     The Company will order the first laser equipment and robot for its initial production area when it is able to pay the $100,000 deposit to GSI Lumonics, which amount represents one-third of the anticipated purchase price for this initial equipment. It is anticipated that no purchase order will be received until this initial laser and equipment order is placed. The purchased equipment is part of GSI's stock inventory. It will take approximately 4 weeks for the equipment to be delivered and one week for setup. Once setup is completed, the equipment will be fully operational. The Company anticipates ordering up to approximately $2.4 million of additional lasers with accompanying robots and transfer equipment in order to fully equipment the remaining two production areas which are contemplated. The ability to order such equipment is dependent upon sufficient orders being secured and is subject to the availability of sufficient funding or financing being obtained. There is no assurance that sufficient orders will be received or that the Company will be able to raise or obtain sufficient funding or financing for AVI's laser processing business.

Sales and Marketing

     Prior to securing a purchase order, AVI must first conduct trials on specified parts in order to submit an accurate price quote for a specified quantity of parts to the produced. AVI has successfully conducted trials on stem-pinions (a drive shaft component) and has provided a price quote for a specified production run. No orders have been received and substantial expenditures will be incurred in establishing the production facility and purchasing the laser and related equipment. The Company must raise substantial funds through the sale of additional shares or other financing before the patented AmeriChip process can be used or revenues generated.

     Subject to financing, it is anticipated that Messrs. Howard and Walther, the Company's principal officers, will discuss the patented Laser Assisted Chip process with the executives of several major automotive over the next several months and the potential cost savings to their respective companies. Among the companies with which discussions are contemplated are Ford Motor, General Motors, Toyota, NTN and Hydromatic. The objective of these meetings will be to secure blueprints of how these companies are machining their automotive parts and how they measure costs. We hope to be provided with castings and finished products and then run trials to ascertain how much of a cost savings the patented AmeriChip laser process will provide. This trial process, which is essential to verify the savings measurement, is conducted in the following three stages.

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          o    Trial parts are run.
          o    Fifty (50) intermediate parts are processed
          o    A production run of 300 parts is processed.

During this process, the customer will want to know what effect the AmeriChip patented laser process has on the machining tool and what happens without coolant as compared to machining using coolant.

License Agreement.

The Company's wholly-owned subsidiary, AmeriChip Ventures, Inc., and AmeriChip, Inc. have entered into a License Agreement which grants AVI the exclusive right to use the patented Laser Assisted Chip Control in the United States and its territories. The term of the exclusive grant extends for the entire life of the subject patents that are scheduled to expire in April 2010.

     Under the License Agreement, a payment in lieu of a royalty payment in the amount of $1 million payment is due and payable to each of Messrs. Howard, Walther and Rutkowski, being the officers, directors and principal shareholders of the Company. This amount is payable in monthly installments $10,000 commencing on September 1, 2003 and the first date of each month thereafter, with interest accruing as of August 1, 2003 on the unpaid balance at the greater of 5% or the prime rate plus 1% on the first business day following each July 1 and January 1, until paid in full. No remedies are available in the event of a default in payment until after a period of 180 days should exist from the due date. Accordingly, Messrs. Howard, Walther and Rutkowski have a material, financial interest in the ongoing business and financial activities of the Company and its wholly-owned subsidiary, AmeriChip Ventures, Inc.

Strategic Alliances.

     It is contemplated that GSI Lumonics, Inc. (www.gsilumonics.com) will become the exclusive supplier of the laser and related equipment for AVI's laser processing business, as noted above. In exchange for this exclusive purchase commitment, GSI Lumonics has offered the Company and AVI shared labs, equipment and technology to further develop the AmeriChip process.

     It is contemplated that other important strategic alliances will be pursued with other companies in the laser and machining industry including the following:

     o Meritage Solutions - provides custom machinery for automation and material handling.
     o    Precitec - Provides special laser hears and auto focus equipment

Management Remuneration.

     Once sufficient funds are available, it is contemplated that each of the Company's principal officers will receive annual salaries of approximately $100,000 plus normal and customary employee benefits. This compensation is in addition to the payments in lieu of royalty payments that each principal officer is entitled to receive under the terms of the Patent License Agreement.

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Employees.

     Employees must be hired to operate the laser and related equipment associated with each production line as it is purchased and installed. It is contemplated that three workers are necessary to operate the processing equipment on each production line at an estimate payroll of approximately $200,000 per annum. In addition, it is contemplated that a production engineer who supervises all activities at the processing facility will have to be hired at an estimated annual salary of $100,000.

     Until it has received an order and raised sufficient funds to purchase an install the initial laser and related equipments, it is not anticipated that any employees will be hired. The hiring of additional employees will be dependent upon receiving additional orders and raising of sufficient funds and/or financing to pay for additional equipment purchases and to pay for general administrative expenses and to provide for general working capital requirements.

Business Risks.

     As indicated above and elsewhere in this Form 8-K, the Company's and AVI's business and future success are subject to numerous risks, particularly those associated with a new and developing company and the auditors of the Company having raised substantial doubt as to the Company's ability to continue as a going concern. These risks include the limited operating history of AmeriChip Ventures, Inc., the risk of commercial acceptance of the patented Laser Assisted Chip Control process by potential customers and the need for substantial future financing to purchase and acquire the laser and related equipment necessary for use of the patented laser process and to sustain and expand AVI's business operations. Such future financing may create debt or cause dilution to current shareholders. The Company and AVI is also dependent on certain strategic agreements including the Patent License Agreement governing its exclusive rights to the patented laser process and the agreement with GSI Lumonics related to the purchase of the laser equipment, robots and related equipment required to establish AVI's production processing lines. The termination or limitation on any of these agreements could have a material adverse effect on the results of operation of AVI and the Company. In addition, results of operation may be adversely impacted by the payment in lieu of royalty and other compensation which is payable to Messrs. Howard, Walther and Rutkowski, being principal officers, directors and shareholders of the Company.

Forward-Looking Statement.

     This Form 8-K includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Among the matters discussed in this Report which are forward-looking statements include statements relating to the nature of AmeriChip Ventures, Inc.s license to use the patented Laser Assisted Chip Control process, the extend to which potential orders may be obtained and the revenues which may be generated from such orders, the ability of the Company to raise sufficient funds to purchase necessary laser equipment, robots and related equipment to process customer orders, and the extent to which revenues will be generated, all of which are subject to various risks, uncertainties and other factors that could cause actual results to vary materially from the results anticipated in such forward-looking statements.

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Item 7. Financial Statements and Exhibits.

          (a)  Financial Statements of Business Acquired.
               ------------------------------------------

     The audited financial statements of AmeriChip Ventures, Inc. and AmeriChip, Inc. will be filed by amendment to this Form 8-K.

          (b)  Pro Forma Financial Information.
               --------------------------------

     The pro forma financial information required by Article 11 of Regulation SB is not yet available and will be filed by amendment to this Form 8-K.

          (c)  Exhibits.
               ---------

     2.1  Agreement and Plan of Reorganization (3)
     2.2  Amendment to Agreement and Plan of Reorganization (3)
     3.1  Articles of Incorporation (1)
     3.2  Certificate of Amendment to Articles of Incorporation (1)
     3.3  Amended By-Laws (2)
     20.1 Information Statement (3)

     (1) Previously filed as an exhibit to Southborrough Ventures' Form SB-2 filed with the Commission on April 13, 2001.
     (2) Previously filed as an exhibit to Southborrough Ventures' Form 10-KQSB filed with the Commission on March 17, 2003
     (3)  Filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            SOUTHBORROUGH VENTURES, INC.




Date: April 7, 2003                         By: /s/ David Howard
                                            --------------------
                                            David Howard, President


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